Exhibit 10.14

FIRST AMENDMENT TO THE END-USER SOFTWARE LICENSE AGREEMENT DATED JUNE 2, 2008

This First Amendment to the End User Software License Agreement dated June 2, 2008 (“First Amendment”) is made at New Delhi on this 14th day of March, 2012, effective from 1st day of March, 2012 (“First Amendment Date”), by and amongst:

DUO Software (Pte) Ltd., a corporation organized and existing under the laws of the Singapore with its head office located at: #41-02B, Suntec City, Tower Two, 9, Tamasek Boulevard, Singapore – 038 989, represented by its authorized signatory, Mr. Muhunthan Canagey (hereinafter referred to as “Licensor”, which expression, unless repugnant to the context or otherwise, shall mean and include its successors in interest and permitted assigns);

AND

M/s. DEN Networks Limited (previously known as DEN Digital Entertainment Networks Limited), a company incorporated under the Companies Act, 1956, having its registered office at 236, Okhla Industrial Area, Phase - 111, New Delhi - 110020, represented by its authorized signatory, Mr. Rajesh Kaushal (hereinafter referred to as “Licensee”, which expression, unless repugnant to the context or otherwise, shall mean and include its successors in interest and permitted assigns).

The expression of the terms “Licensor” and “Licensee” shall hereinafter individually and collectively be referred to as “Party” and “Parties”, respectively.

WHEREAS:

A)	The Parties have executed the End User Software License Agreement dated June 2, 2008 (“Agreement”). A copy of the Agreement is annexed hereto and marked as Annexure A.

B)	Based on the discussion between the Parties, the Parties are now desirous of amending certain provisions of the Agreement.

/s/ Mr. Muhunthan Canagey	/s/ Mr. Rajesh Kaushal

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NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, constituting good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Effective from the First Amendment Date, the exiting Clause 8(a) shall be replaced by the new Clause 8(a), which states as follows:

With effect from the First Amendment Date, the term of the Agreement shall stand extended for another period of 3 (three) years (“Extended Term”).

2.	Effective from the First Amendment Date, the existing Schedule C mentioned in Clause 3 of the Agreement shall be replaced by the following new Schedule C:

Schedule C

PAYMENT SCHEDULE

With effect from the First Amendment Date, in the below mentioned manner, the Licensee shall pay to the Licensor a cumulative fee, per annum, inclusive of all applicable taxes, towards license fee, fees for any and all new versions and updates, corrected, enhanced and released versions and updates of the Software created by the Licensor for the Licensee and also includes any and all migration cost, installation cost, testing cost, modification cost, annual maintenance services (including offsite and onsite), annual support services (including offsite and onsite), debugging services, travelling expenses of the employees, consultants of the Licensor to the office of the Licensee and training of Licensee’s employee(s) at the Licensee’s office etc. (“License Fees”). The License Fees shall be paid to the Licensor on a quarterly basis, after the end of each quarter, after deducting applicable withholding taxes. The Licensee shall provide the Licensor with applicable withholding tax certification at the end of each quarter.

S.NO	Period	License Fees To he paid by the Licensee to the Licensor
1.	Year 1 - March 1, 2012 to February 28, 2013	Rs.	9,000,000	/-
2.	Year 2 - March 1, 2013 to February 28, 2014	Rs.	9,900,000	/-
3.	Year 3 - March 1, 2014 to February 28, 2015	Rs.	10,890,000	/-

3.	Except as set forth hereinabove, all other provisions of the Agreement shall remain unchanged.

In Witness Whereof, the Parties have executed this First Amendment on the day and month first hereinabove mentioned.

M/s DEN Networks Limited		DUO Software (Pte) Ltd.

Signature:	/s/ Mr. Rajesh Kaushal	Signature:	/s/ Mr. Muhunthan Canagey
Name:	Mr. Rajesh Kaushal	Name:	Mr. Muhunthan Canagey
Title:	Authorized Signatory	Title:	Authorized Signatory

Witness	Witness

Name:	Name:
Address:	Address:

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